UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 12, 2010 (February 10, 2010)

Magellan Petroleum Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)
1-5507	06-0842255
(Commission File Number)	(IRS Employer Identification No.)

7 Custom House Street, 3rd Floor, Portland, ME	04101
(Address of Principal Executive Offices)	(Zip Code)

207-619-8500

(Registrant’s Telephone Number, Including Area Code)

_________________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Appointment of New Chief Financial Officer and Treasurer

On February 10, 2010, the Board of Directors (the “Board”) of Magellan Petroleum Corporation (the “Company”) appointed William E. Begley, Jr. as the Company’s new Chief Financial Officer and Treasurer to serve an initial employment term of three (3) years. Under the terms of his employment, Mr. Begley will receive the cash and equity incentive compensation described below. He also will be entitled to certain employee and severance benefits.

Mr. Begley, 55, has more than 25 years of energy industry and finance experience, and began his career with British Petroleum (BP). Mr. Begley has also held senior positions in energy banking including Solomon, Inc. and was recently President of Stone & Webster Management Consulting, specializing in the design and development of major energy projects. As a leading energy advisor in Australia, Mr. Begley was instrumental in the development of the liberalized natural gas markets in Australia and Victoria specifically, with Gas & Fuel Victoria, and in the development of VENcorp, the natural gas trading and scheduling exchange in Australia. Mr. Begley also brings to Magellan a strong background in leading major capital energy projects including LNG, Methanol, and related petro-chemical and gas monetization projects, which will complement ongoing Company initiatives. In addition, Mr. Begley has also been involved in over $100 billion in energy related mergers and acquisitions, initially with Solomon, Inc. and more recently on an independent basis through WEB Gruppe GmbH and will be active in those areas for Magellan. Mr. Begley’s graduate JD/MBA studies are in international business and energy law. Mr. Begley graduated in 1976 with a B.A. from St. Michaels’ College in Vermont. Mr. Begley currently resides in Houston, Texas but will relocate to Maine.

The Company confirms, as required by regulations under the Securities Exchange Act of 1934 (the “Exchange Act”), that (1) there is no family relationship between Mr. Begley and any director or executive officer of the Company, (2) there was no arrangement or understanding between Mr. Begley and any other person pursuant to which he was elected as an officer of the Company, and (3) there is no transaction between Mr. Begley and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Employment Agreement

On February 10, 2010, the Company entered into an Employment Agreement (the “Employment Agreement”) with Mr. Begley under which he will serve as the Company’s new Chief Financial Officer and Treasurer, effective as of February 10, 2010.

The Employment Agreement provides for a three-year term of employment (the “Term”). The Company may give notice six months before the 3rd anniversary of such date of its intent to let the Agreement terminate, or to renew Mr. Begley’s employment with the Company for a duration and on terms and conditions to be negotiated by the parties at that time. Under the Employment Agreement, Mr. Begley will devote not less than 80% of his business time and attention and best efforts to the affairs of the Company and its subsidiaries and his duties, and will permit Mr. Begley to engage in specified business activities with the approval of the Board of Directors (the “Board”). Mr. Begley has agreed to customary confidentiality, cooperation, non-solicitation, non-competition, non-disparagement and related requirements.

Mr. Begley will be paid an annual salary of $200,000 for the calendar year 2010 and an annual salary of $250,000 for the calendar year 2011, subject to annual increases based on a measurement of inflation. Mr. Begley will receive an initial $50,000 sign-on bonus, and may be entitled to receive any bonuses awarded in the future by the Board’s Compensation Committee. Mr. Begley will be entitled to reimbursement of relocation expenses and reimbursement of his business expenses while performing services for the Company.

The Agreement confirms the award to Mr. Begley of an aggregate of 800,000 non-qualified stock options under the Company’s 1998 Stock Incentive Plan, as described under “Award of Stock Options” below. Future awards of equity to Mr. Begley may be made under the Stock Incentive Plan, at the sole discretion of the Board of Directors, after receipt of a recommendation from the Compensation, Governance and Nominating Committee.

The Employment Agreement may be terminated in the event of Mr. Begley’ death or “disability” (as defined in the Agreement) during the Term. If Mr. Begley dies or becomes disabled, then the Company will pay Mr. Begley: (i) his base salary through the date of such termination of employment, plus his base salary for the period of any vacation time earned but not taken for the year of termination of employment; (ii) any other compensation and benefits to the extent actually earned by him under any other benefit plan or program of the Company as of the date of such termination of employment, and (iii) any reimbursement amounts owing to Mr. Begley (the amounts in (i), (ii) and (iii) are referred to as the “Accrued Obligations”). If Mr. Begley terminates his employment at any time during the Term for any reason, he will only be entitled to payment of the Accrued Obligations.

The Employment Agreement may also be terminated for “cause” by the Company. “Cause” is defined as (i) an act or acts of dishonesty or fraud relating to the performance of his services to the Company; (ii) a breach of his duties or responsibilities under this Agreement resulting in significant demonstrable injury to the Company or any of its subsidiaries; (iii) his conviction of a felony or any crime involving moral turpitude; (iv) his refusal to cease, within five (5) days after receipt of notice from the Board, engaging in any other business activities that the Board determines constitute an actual or potential conflict of interest which are having, may have or will have a significant adverse effect on the Company’s business; (v) his material failure (for reasons other than death, illness, injury or Disability) to perform his duties under this Agreement or insubordination (defined as refusal to execute or carry out the lawful and ethical directions from the Board or its duly appointed designees) where he has been given written notice of the acts or omissions constituting such failure or insubordination and he has failed to cure such conduct, where susceptible to cure, within ten days following such notice; or (vi) a breach of any provision of any material policy of the Company or any of his non-competition, non-disclosure and related obligations under the Agreement. If the Agreement is terminated for “Cause”, Mr. Begley will only be entitled to receive payment of the Accrued Obligations.

The Company is entitled to terminate Mr. Begley’s employment for any reason other than death, Disability or “cause” upon at least thirty (30) days written notice to Mr. Begley. If the Company terminates Mr. Begley employment for any reason other than death, Disability or “Cause”, then the Company shall pay to Mr. Begley the Accrued Obligations and a defined severance benefit (the “Severance Benefit”). The Severance Benefit shall equal the amount of base salary that Mr. Begley would have received if he remained employed for the balance of the Term, based upon his then-current base salary without further increase; provided however, that the Severance Benefit may not be less than twelve (12) months of Mr. Begley’ then-current salary without further increase. The Severance Benefit as so determined shall be divided into twenty-four (24) equal installments and paid out to Mr. Begley after termination of employment.

A copy of Mr. Begley’s Employment Agreement, dated February 10, 2010, is attached as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated herein by reference.

Indemnification Agreement

On February 10, 2010, the Company and Mr. Begley entered into an Indemnification Agreement related to his service as an officer of the Company. The Indemnification Agreement entitles Mr. Begley to rights of indemnification if, by reason of his service as an officer and director, he is, or is threatened to be made, a party to any threatened, pending, or completed action, suit, arbitration, alternative dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), whether such Proceeding is a direct action against Mr. Begley or a derivative Proceeding brought by or in the right of the Company. The Indemnification Agreement is substantially identical to the agreements in place for the Company’s other directors and officers.

A copy of Mr. Begley’s Indemnification Agreement, dated February 10, 2010, is attached as Exhibit 10.2 to this Current Report on Form 8-K and is hereby incorporated herein by reference.

Award of Stock Options

In connection with Mr. Begley’s officer appointments, as described above, the Compensation, Nominating and Corporate Governance Committee (the “CNG Committee”) and the full Board of Directors, awarded to Mr. Begley non-qualified stock options covering an aggregate of 800,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) subject to the terms and conditions of the Stock Incentive Plan, in three separate tranches (collectively, the “Stock Options”), as follows:

Tranche A Time-Based Options – 533,333 shares of Common Stock

Tranche B Performance-Based Options – 177,778 shares of Common Stock

Tranche C Performance-Based Options – 88,889 shares of Common Stock

The exercise price per share of the Tranche A Options and the Tranche B Options shall be equal to the “fair market value” (as defined in Section 5(c) of the Company’s Stock Incentive Plan) of a share of the Common Stock as of the grant date. The exercise price per share of the Tranche C Options shall be equal to the “fair market value” of a share of Common Stock on the date of the Board’s determination that the performance condition in Section 2(e) of the Tranche C Option Award Agreement has been satisfied.

The Tranche A Options shall vest in three equal annual installments as follows:

(a) 177,778 Option shares shall vest in full on February 10, 2011;

(b) 177,778 Option shares shall vest in full on February 10, 2012; and

(c) 177,777 Option shares shall vest in full on February 10, 2013.

The Tranche B Options shall vest in full upon completion of the sale of Company securities in one or more equity capital raising transactions (including convertible debt) that result in aggregate net proceeds to the Company of not less than one hundred million dollars ($100,000,000). The Tranche C Options shall vest in full upon the Board’s determination of the attainment of a performance condition related to restructuring and integrating the Company’s finance department. The vesting of the all of the Stock Options shall, in each case, be accelerated upon the occurrence of a “Change of Control” of the Company, in accordance with the terms of the Stock Incentive Plan.

The Company and Mr. Begley have entered into three separate option award agreements, each dated February 10, 2010, evidencing the Stock Options (the “Option Award Agreements”), copies of which are attached as Exhibit 10.3, Exhibit 10.4 and Exhibit 10.5 to this Current Report on Form 8-K and are hereby incorporated herein by reference.

Resignation of Chief Financial Officer

In conjunction with the appointments described above, Daniel J. Samela has resigned his positions as the Company’s Chief Financial Officer, Chief Accounting Officer and Treasurer, effective February 10, 2010. Mr. Samela will remain with the Company and continue to serve in a newly-created Vice President position, but will no longer be deemed an “executive officer” of the Company as that term is defined under the Exchange Act or an “officer” of the Company for beneficial ownership reporting purposes of Section 16 of the Exchange Act. In addition, the terms of Mr. Samela’s Amended and Restated Employment Agreement with the Company, dated as of September 28, 2008, will remain in full force and effect until such time as we agree to modify or replace the Agreement, other than the changes to Mr. Samela’s officer position.

Item 8.01	Other Events

Company Press Release

On February 10, 2010, the Company issued a press release announcing Mr. Begley’s appointment as the Company’s new Chief Financial Officer and Treasurer and the change in Mr. Samela’s status with the Company.

A copy of the Company’s press release is filed herewith as Exhibit 99.1 and is hereby incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1	Employment Agreement between the Company and William E. Begley, Jr., dated as of February 10, 2010.

10.2	Indemnification Agreement between the Company and William E. Begley, Jr., dated as of February 10, 2010.

10.3	Non-Qualified Stock Option Award Agreement (Tranche A) between the Company and William E. Begley, Jr., dated as of February 10, 2010.

10.4	Non-Qualified Stock Option Performance Award Agreement (Tranche B) between the Company and William E. Begley, Jr., dated as of February 10, 2010.

10.5	Non-Qualified Stock Option Performance Award Agreement (Tranche C) between the Company and William E. Begley, Jr., dated as of February 10, 2010.

99.1	Company press release dated February 10, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MAGELLAN PETROLEUM CORPORATION

By:	/S/ WILLIAM H. HASTINGS
Name:	William H. Hastings
Title:	President and Chief Executive Officer

Dated: February 12, 2010

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement between the Company and William E. Begley, Jr., dated as of February 10, 2010.

10.2	Indemnification Agreement between the Company and William E. Begley, Jr., dated as of February 10, 2010.

10.3	Non-Qualified Stock Option Award Agreement (Tranche A) between the Company and William E. Begley, Jr., dated as of February 10, 2010.

10.4	Non-Qualified Stock Option Performance Award Agreement (Tranche B) between the Company and William E. Begley, Jr., dated as of February 10, 2010.

10.5	Non-Qualified Stock Option Performance Award Agreement (Tranche C) between the Company and William E. Begley, Jr., dated as of February 10, 2010.

99.1	Company press release dated February 10, 2010.